SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2012

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement

On October 1, 2012, Houston American Energy Corp. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with C. K. Cooper and Company, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale, in a registered direct public offering, of 14,814,815 units (the “Units”), each Unit consisting of one share of the Company’s common stock, one Class A Warrant, exercisable to purchase one-half share of common stock at $0.81 per share for a term of six months (the “Class A Warrants”), and one Class B Warrant, exercisable to purchase one-half share of common stock at $0.90 per share for a term of three years (the “Class B Warrants” and, together with the Class A Warrants, the “Warrants”).  The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Company has agreed to pay the Placement Agent an aggregate fee (the “Placement Agent Fee”) equal to 6.5% of the gross proceeds received in the offering.  The Company also agreed to reimburse the Placement Agent for all reasonable out-of-pocket accountable expenses incurred by it in connection with this offering, including the fees and disbursements of counsel, up to a maximum of $100,000.

On October 1, 2012, the Company entered into subscription agreements (the “Subscription Agreement”) with certain institutional and retail investors pursuant to which the Company agreed to sell the Units for aggregate gross proceeds of approximately $10.0 million.  The purchase price of a Unit is $0.675.

The net proceeds to the Company from the registered direct public offering, after deducting Placement Agent Fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering, are expected to be approximately $9.2 million.  The offering is expected to close on or about October 4, 2012.  After giving effect to the offering but not to the exercise of the Warrants, the Company will have 52,180,045 shares of common stock outstanding.

The common stock, Warrants and shares of common stock issuable upon exercise of the Warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on or about October 3, 2012 and the shelf registration statement on Form S-3 (File No. 333-161319), which became effective on August 26, 2009.

The description of terms and conditions of the Placement Agency Agreement, the Warrants and Subscription Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of the Placement Agency Agreement, the Warrants and the Subscription Agreement, which are attached hereto as Exhibit 1.1, 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

The legal opinion of Michael W. Sanders, Attorney at Law relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01—Regulation FD Disclosure

On October 1, 2012, the Company issued a press release announcing the pricing of the offering of Units described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01—Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agency Agreement, dated October 1, 2012
4.1	Form of Class A Common Stock Purchase Warrant
4.2	Form of Class B Common Stock Purchase Warrant
5.1	Opinion of Michael W. Sanders, Attorney at Law
10.1	Form of Subscription Agreement
23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1)
99.1	Press Release, dated October 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: October 3, 2012
	By:	/s/ James J. Jacobs
James J. Jacobs
Chief Financial Officer